Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on April 11, 2005

NCR First-Quarter Operating Performance Better Than Expected

Strong performance across core operating segments drives results

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that it anticipates its first-quarter earnings to exceed its prior guidance due to better-than-expected operating performance. NCR now expects first-quarter earnings of $0.16 or more per share. NCR’s earnings guidance for the first quarter was $0.02 to $0.05 per share. According to First Call, the mean estimate among Wall Street analysts for the first quarter of 2005 is $0.05 per share.

NCR expects to report first-quarter revenue of approximately $1.34 billion, an increase of 4 percent from the first quarter of 2004, including a 2 percentage point benefit from foreign currency fluctuations.

“NCR’s continued earnings momentum reflects our technology leadership in attractive markets, the strong execution by the management team in each of our business units and the success of our ongoing structural changes to improve the company’s overall profitability,” said NCR Director and Interim Chief Executive Officer James M. Ringler.

Based on the first-quarter outperformance, NCR now expects 2005 earnings per share in the $1.35 to $1.40 range. This is an increase from the company’s previous earnings guidance of $1.20 to $1.25 for the year.

NCR will provide more detailed information regarding its first-quarter results and its increased 2005 earnings guidance on April 28, 2005. The company’s first-quarter results will be discussed during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

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About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata® data warehouses and IT services provide Relationship Technology™ solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; short product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings, particularly data

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warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by us; availability and successful exploitation of new acquisition and alliance opportunities; changes in generally accepted accounting principles and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.